EXHIBIT 10.60
                                                                   -------------


                               SERVICES AGREEMENT
                                     BETWEEN
                         WASTE CONTROL SPECIALISTS, LLC
                                       AND
                      COMMODORE SOLUTION TECHNOLOGIES, INC.
                                       FOR
                            WASTE TREATMENT SERVICES

--------------------------------------------------------------------------------


                                  THE AGREEMENT

This Waste Treatment Services Agreement ("Agreement") is entered into this 12th day of February 2001 by and between Commodore Solution Technologies, Inc., a Delaware corporation with its principal offices located at 2340 Menaul Blvd. NE, Suite 400, Albuquerque, NM ("Commodore"), and Waste Control Specialists, LLC, a Delaware limited liability company with its principal offices located at 1710 W. Broadway, Andrews, Texas ("WCS"). Commodore and WCS shall individually be referred to as a "Party", and collectively as the "Parties".

WHEREAS, WCS maintains a waste treatment and storage facility in Andrews, Texas and has contracted with certain entities to take and process volumes of radioactive, TSCA, RCRA, mixed, and non-hazardous waste residuals ("Materials");

WHEREAS, Commodore and certain of its affiliates provide waste treatment technologies and, in particular, a non-thermal waste treatment process known as solvated electron technology (SET) and are in the business of providing radioactive, TSCA, RCRA mixed, and non-hazardous waste residuals processing services, and are equipped to process and capable of processing the Materials;

WHEREAS, WCS desires to contract with Commodore to establish a facility for the processing of such Materials in accordance with the terms and conditions herein set forth; and

WHEREAS, the Parties wish to establish herein the procedures and provisions applicable to the processing of the Materials by Commodore for the account of WCS or its customers.

NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

DEFINITIONS

"Materials" means radioactive, TSCA, RCRA, mixed, and non-hazardous waste residuals.

"Public Authority" includes the U.S. Environmental Protection Agency (EPA), the Texas Department of Health (TDH), the Texas Natural Resources Conservation Commission (TNRCC), and any state, local or regional agency which has authority over the generation, storage, treatment, transportation or disposal of any waste material.

"Work" or "Project" means the activities to be undertaken by Commodore as described in the Work Release hereinafter defined.

"Work Release" means the formal written document between WCS and Commodore setting forth the waste characterization, schedule and scope of the particular treatment effort required by WCS at its facility and agreed to by both parties.

ARTICLE 1.0.      ESTABLISHMENT OF PROCESSING FACILITY.
------------      -------------------------------------

1.1 Promptly following the date of this Agreement, Commodore shall undertake (the "Undertaking") to establish a residuals processing capability (a "Processing Facility") on the premises of WCS located at 9998 Highway 176 West, Andrews, Texas (the "WCS Site"), which premises shall be prepared in accordance with Section 1.2 hereof (the "Facility Site"). The Processing Facility shall have the capabilities set forth on Exhibit A (the "Scope of Work") attached hereto and incorporated herein. Unless circumstances beyond Commodore's reasonable control intervene, and provided that the Facility Site is prepared in accordance with Section 1.2, Commodore anticipates that the Processing Facility shall be completed and ready to process Materials by January 20, 2001 (for the D/2 equipment) and/or 30 days after Facility Site is ready for mobilization and installation of the S-10 equipment at the Processing Facility. Such Undertaking shall include, at the sole cost and expense of Commodore, the following, in each case as more particularly set forth in the Scope of Work:

         * assembly and shipment to the Facility Site of equipment described in Exhibit A;

         * personnel necessary to construct the Processing Facility on the Facility Site; and

         *   personnel necessary to operate the Processing Facility;.

1.2 Commodore and WCS agree to cooperate with each other and coordinate the shipment of the equipment described in Section 1.1 above and Exhibit A and the preparation of the Facility Site as described in this Section
         1.2 such that prior to the delivery of any equipment, the Facility Site preparations shall be completed by WCS. WCS agrees, at its sole cost and expense, to prepare the Facility Site and to provide for or on behalf of Commodore all listed items in Exhibit A.

         The "Facility Site" shall be a portion of the WCS mixed waste processing room ("Permacon") and adjacent space, as more fully described in WCS site licensing and permitting documentation. WCS, at its sole cost and expense, will prepare the Facility Site to accept certain pieces of the Commodore D/2 and/or S-10 system (the treatment cell as a minimum) inside the Permacon, and other pieces installed outside and adjacent to the Permacon, as agreed to by the parties and in compliance with permitting and licensing requirements. Certain penetrations of the Permacon may be required for interconnections between certain pieces of S-10 equipment, the payment for all of which shall be the sole responsibility of WCS. As part of its responsibility to provide the Facility Site, WCS, at its sole cost and expense, shall also bring all necessary utilities to the inside or adjacent to the outside of the Permacon, including power, water, etc., for the S-10, and needed for operation of the equipment. These requirements are outlined in Exhibit A, Equipment Specifications.

Each of the foregoing shall be provided in accordance with the specifications for such items as set forth on Exhibit A and Exhibit B attached hereto and incorporated herein.

ARTICLE 2.0       PROCESSING OF MATERIALS, EXCLUSIVITY
-----------       ------------------------------------

2.1 Subject to the terms and conditions herein, Commodore agrees to accept and process Materials that meet the specifications ("Conforming Materials") set forth on Exhibit A hereto. Commodore has the right to not accept materials for treatment that will result in a payment to it of less than $2.00 per pound. Commodore shall process all conforming Materials to the specifications set forth on Exhibit A hereto.

2.2 In consideration for the mutual promises in this Agreement and unless otherwise agreed in writing by both of the Parties:

         2.2.1 Commodore shall accept and process all Conforming Materials received from WCS throughout the term of this agreement;

         2.2.2 WCS shall provide Commodore the first right to process all conforming materials meeting the specifications of Exhibits A and B over any other technology on the WCS site throughout the term of this Agreement except as restricted by permit, license, or any other regulatory constrain and/or by any customer limitation;

         2.2.3 Commodore shall process Conforming Materials under WCS' existing "Broad Spectrum Contract" (dated 1998 with Bechtel Jacobs Company, LLC) exclusively for WCS throughout the term of this Agreement.

2.3 Commodore shall not install any other SET equipment or similar SET equipment at a commercial facility for processing Material that otherwise could be processed at WCS using Commodore's SET equipment unless WCS provides written consent to Commodore for each such Material to be processed. Such request for written consent shall trigger the following right:

         2.3.1 WCS shall have the sole elective right upon Commodore's request for consent to:

                2.3.1.1 Continue under the existing contract with an automatic extension of five (5) years of said contract; or,


                2.3.1.2 Opt to purchase Commodore's D/2 and/or SL-10 equipment and the appropriate license(s) to operate such equipment from Commodore for a total price of $1,000,000 (one million dollars). Should WCS elect to purchase under this provision, WCS may contract with Commodore for additional services related to the purchased technology.

ARTICLE 3.0       PROCESSING COMPENSATION
-----------       -----------------------

3.1 WCS shall pay to Commodore compensation for waste treatment services at the rates corresponding to such services or events on Exhibit B attached hereto and made a part hereof. The rates in Exhibit B can be reviewed each year and adjusted with agreement of each party for inflation or as may be necessary to ensure a profitable operation.

3.2 Commodore will submit invoices to WCS monthly during the term of this Agreement covering all volumes received and treated during the prior calendar month. All payments on invoices are due within 45 days of WCS's receipt of a correct invoice. WCS will notify Commodore of any disputed amounts within thirty (30) days of receiving the invoice. The parties, in good faith, will resolve any disputed portions of such invoice. Not withstanding any dispute, the portion of any invoice that is undisputed will be paid within 45 days of its receipt. Disputed amounts will be paid within 30 days of dispute resolution.

3.3 Payments due Commodore under this Agreement shall be subject to interest of one percent (1%) per month commencing (i) for undisputed amounts on the forty-sixth (46th) calendar day after receipt of invoice, and (ii) for disputed amounts on the thirty first (31st) calendar day after resolution of the dispute.

ARTICLE 4.0       UNDERTAKINGS AND REPRESENTATIONS OF THE PARTIES.
-----------       ------------------------------------------------

4.1 Each of Commodore and WCS shall comply, and shall require each of their respective employees, agents, representatives and invitees to comply with the requirements of any and all applicable laws, regulations, rules, permits, licenses, authorizations and orders in connection with their respective obligations under this Agreement. Notwithstanding the foregoing, except for a period of time during Commodore's treatment of Materials, WCS shall be responsible for procuring, maintaining and assuring compliance with all permits, approvals, permissions and other rules and regulations regarding the handling, storage, transportation, processing, recycling and disposal of all Materials and derivatives thereof before, during and after delivery of Materials to Commodore for treatment services. Commodore shall be responsible for procuring, maintaining and assuring compliance with all permits, approvals, permissions and other rules and regulations regarding the storage and treatment of all Materials and derivatives during Commodore's treatment process at the Processing Facility.

4.2 Unless otherwise agreed, Commodore, at its sole cost and expense, shall provide all labor, including without limitation, all supervisory and engineering support, and all equipment and materials needed to process the Conforming Materials in accordance with this Agreement. WCS, at its sole cost and expense, will provide labor and support for material handling and preparation prior to delivery to Commodore and after treatment by Commodore.

4.3 WCS represents, warrants and agrees that title to all Material, whether or not processed under this Agreement, shall be held by and at all times remain exclusively with WCS or its customers. Commodore shall at no time be deemed or construed to take actual or constructive title to any Materials hereunder. Except for a period of time during Commodore's treatment of Materials, WCS agrees to indemnify, defend and hold harmless Commodore from and against any and all claims, claims of right and/or causes of action, now existing or hereafter arising or relating to any third party claim that Commodore has or had ownership of the Materials or the handling, storage, transportation, treatment, recycling and/or disposal of all Material and derivatives thereof.

4.4 Each of the Parties represents and agrees that it has not offered, given, promised to give, or authorized giving, and will not offer, give, promise to give, or authorize giving, directly or indirectly, any money or anything else of value to any person, including without limitation any government official, political party, political official, candidate for political office or any official of state industries, in connection with the solicitation of Materials contemplated by this Agreement or any other activities hereunder.

ARTICLE 5.0       WARRANTIES OF COMMODORE.
-----------       -----------------------

5.1      Product Warranties; Exclusive Remedies

         Commodore warrants that the Materials processed by it hereunder will conform to the specifications set forth on Exhibit A, attached hereto. In the event any process Materials fail to comply with this warranty and WCS notifies Commodore in writing of such nonconformity, Commodore shall correct such nonconformity by reprocessing same, but if not remedied within thirty (30) days of the notice of nonconformity, WCS may take reasonable measures necessary to correct such nonconformity and may deduct its costs that as are incurred from the amounts owed Commodore and / or may directly invoice Commodore.

5.2      Exclusivity of Warranties and Remedies

         The warranties in this article are exclusive and in lieu of all other warranties, whether statutory, express or implied (including without limitation all warranties of merchantability and fitness for particular purposes and all warranties arising from course of dealing or usage of trade). The remedies provided herein are WCS's exclusive remedies for any failure of Commodore to comply with its obligations to treat wastes. Correction of any defect or nonconformity in the manner and for the period of time provided above shall constitute complete fulfillment of all such liabilities of Commodore whether the claims of WCS are based in contract, in tort (including negligence or strict liability), or otherwise with respect to or arising out of the products and services furnished or performed hereunder.

5.3 Commodore warrants that sufficient funds are available and committed for the entire cost of the Work and that it has full authority to enter this Agreement and to perform its obligations under this Agreement.

5.4 Commodore warrants that it holds all applicable patents on its D/2 and SET-10 equipment and shall fully defend any such contrary claim, demand or suit at its sole expense, even if the same is groundless.

ARTICLE 6.0       UNDERTAKINGS, REPRESENTATIONS AND WARRANTIES OF WCS
-----------       ---------------------------------------------------

6.1 WCS represents that the WCS Site and all utility connections and other requirements set forth in this Agreement (i) shall be available and accessible in accordance with the specifications described in Exhibit A attached hereto and at the times required hereunder; and (ii) shall comply with all applicable laws, rules, codes and regulations of any public governmental Authorities.

6.2 WCS shall be responsible for all dealings with applicable regulatory agencies in obtaining and maintaining any required authorizations, licenses and permits for Commodore to carry out its obligations under this Agreement. Commodore shall be responsible for fully supporting WCS in obtaining and maintaining any required licenses and permits for WCS to carry out its obligations under this Agreement.

6.3 WCS warrants that it knows of no outstanding judicial or administrative orders or decrees and there is no known litigation or proceedings pending before any court or Public Authority relating to the treatment of target materials or waste streams, the WCS Facility or any of them, which could reasonably be known to affect the performance of the services to be provided by Commodore under this Agreement.

6.4 WCS warrants that it has full authority to take any lawful action with respect to the Materials/waste streams, including causing it to be analyzed, packed, stored, transported and disposed of.

6.5 WCS shall provide for and grant to Commodore legal access to the WCS Facility to perform the acts and take the steps necessary and appropriate to perform the Work, including with limitation, bringing ammonia, sodium, tools and vehicles onto the Project Site. Commodore, its owners, directors, management and employees shall confine its activities to those areas on the WCS site that are designated by WCS and which are necessary to perform the work.

6.6 WCS warrants that sufficient funds are available and committed for the entire cost of the Work when it issues a Work Release and that it has full authority to enter this Agreement and to perform its obligations under this Agreement.

ARTICLE 7.0       INDEPENDENT CONTRACTOR RELATIONSHIP
-----------       -----------------------------------

Commodore is and shall be an independent contractor in the performance of the Work covered by this Agreement, maintaining complete control of its employees and operations. Neither Party, nor anyone employed by such Party, shall be construed to be an agent, representative, employee or servant of the other Party in connection with any of the activities contemplated by this Agreement.

ARTICLE 8.0       CONFIDENTIAL INFORMATION
-----------       ------------------------

8.1 Except to the extent required by competent legal or regulatory authority, the Parties agree to keep all information of a proprietary or confidential nature delivered or otherwise acquired from the other Party as a result of performing services in confidence during and for a period of five (5) years following the termination of this Agreement and to use such information solely for the purpose contemplated by this Agreement. Each Party agrees to not divulge, nor permit any of its employees, officers, directors, shareholders, affiliates, agents or representatives to divulge such information, or any part thereof, to any third party without prior written consent.

8.2 All information developed or disclosed by either party under this Agreement and deemed to be proprietary and/or confidential information ("Proprietary Information") shall be identified promptly in writing to the other party as proprietary or confidential and how the information was disclosed to either party.

8.3 Certain aspects of Commodore's Solvated Electron Technology ("SET(TM)") and related patents consist of Proprietary Information. Certain "Practical Applications" of SET are subject to pending patent applications and, therefor, also Proprietary Information. All of Commodore's technological know-how, pending patent application information and related information is proprietary and herein referred to as "Commodore's Proprietary Information". All Proprietary Information disclosed by Commodore under this Agreement relating to SET, technological know-how, pending patent application information and other similar information shall, unless otherwise stated by Commodore, be deemed Commodore's Proprietary Information. Title to all Commodore Proprietary Information and all improvements and modifications developed by Commodore under this Agreement relating to SET or Commodore's Proprietary Information shall, unless otherwise agreed to by the parties in writing, shall be and remain the exclusive property of Commodore. Commodore has not granted any royalty free licenses to WCS nor to the federal, state or local governments to make, use or sell, or to have made, used or sold Commodore's Proprietary Information.

8.4 Proprietary Information shall not be disclosed by either party to any other person except to those individuals who need access to such Proprietary Information to the extent needed to ensure proper performance of the Services and who have agreed to abide by the provisions of this section. Proprietary Information shall not be used for any purpose other than as reasonably necessary for the proper performance of the Services.

         The parties to this Agreement shall not be liable to each other for disclosure or use of the other party's Proprietary Information which:
         (i) is in or enters the public domain through no act or omission of the receiving party or its Representatives; or (ii) is in the possession of the receiving party or its representatives, at the time of disclosure, lawfully obtained by the receiving party or its representatives, from a source other than the disclosing party, and not subject to any obligation of confidentiality or restrictions on use; (iii) is independently developed by the receiving party or its representatives;
         (iv) is or becomes generally known to or readily ascertainable by proper means; or (v) is required to be released by law or court order (but only after actual prior written notice has been delivered to WCS and/or Commodore).

8.5 The parties to this Agreement shall return all Proprietary Information relating to this Agreement to the other upon request or upon termination of this Agreement, whichever occurs first. Both parties to this Agreement shall have the right to retain a copy of the Proprietary Information for its internal records, subject to the restrictions and obligations set forth in this Section. Nothing in this Agreement shall be construed to give WCS or Commodore or any other party a right to use WCS' or Commodore's Proprietary Information for any purpose not expressly stated herein. This Section shall survive three (3) years after termination of this Agreement.

8.6 Deliverables, analyses and reports ("deliverables") developed under Work Releases to this Agreement shall be the property of WCS. Commodore shall not disclose the deliverables relating to the Services to a third party without the prior written authorization of WCS.

ARTICLE 9.0       INSURANCE
-----------       ---------

9.1 During the term of the Agreement, Commodore shall maintain at its sole cost, the following type of insurance with insurers acceptable to WCS.

         9.1.1 Commercial General Liability - insurance with a combined single limit of $1,000,000 per occurrence with a minimum aggregate limit of $3,000,000. The policy shall include products/completed operations, contractual, broad form property damage, and contractor-protective coverage. The policy shall include a Cross Liability provision and coverage shall be on an "occurrence" basis.

         9.1.2 Workers' Compensation/Employers Liability - insurance with the following limits:

                Workers' Compensation Statutory

                Employers Liability - $100,000 per occurrence

         9.1.3 Vehicle Liability - insurance to cover property damage or bodily injury to third parties as a result of the use of any Contractor's vehicles. The policy shall have a minimum limit of $1,000,000 per occurrence.

All the insurance policies shall provide a waiver of subrogation in favor of WCS. In addition, the general liability policy shall name WCS as an additional insured.

9.2 During the term of the Agreement, WCS shall maintain at its sole cost, the following type of insurance with insurers acceptable to Commodore.

         9.2.1 Commercial General Liability insurance with a combined single limit of $1,000,000 per occurrence with a minimum aggregate limit of $1,000,000. The policy shall include products/completed operations, contractual, broad form property damage, and contractor-protective coverage. The policy shall include a Cross Liability provision and coverage shall be on an occurrence basis.

         9.2.2 Workers' Compensation/Employers Liability - insurance with the following limits:

                Workers' Compensation - Statutory

                Employers Liability - $100,000 per occurrence

         9.2.3 Vehicle Liability - insurance to cover property damage or bodily injury to third parties as a result of the use of any Contractor's vehicles. The policy shall have a minimum limit of $1,000,000 per occurrence.

All the insurance policies shall provide a waiver of subrogation in favor of Commodore. In addition, the general liability policy shall name Commodore as an additional insured.

Any Sub-contractors employed by Commodore shall maintain the same level of insurance required of Commodore. Alternatively, Commodore's insurance policies may be extended to cover Sub-contractor.

Prior to the inception of any work under this agreement, Commodore shall provide WCS with an insurance certificate(s) as evidence that the required insurance is in force. Commodore will provide renewal certificates to WCS as long as this agreement is in force. Such certificates shall specify that WCS shall be given thirty (30) days notice prior to cancellation or material change of any of the required insurance policies.

ARTICLE 10.0      INDEMNITIES; LIMITATION ON LIABILITY
------------      ------------------------------------

10.1 Commodore agrees to indemnify and hold WCS, any WCS client, their respective subsidiaries and affiliates, and WCS representatives harmless from and against any and all indemnifiable claims associated with any injury to or illness or death of any Commodore employee or any employee of Commodore's subcontractors, subsidiaries or affiliates or loss or damage to Commodore's property or its subcontractors property, which arises out of or is incident to services performed under this agreement, and regardless of the cause, including, without limitation, the negligence of the indemnitee, excluding however, injury, death or property damage caused by the indemnitee's gross or sole negligence or willful misconduct. Commodore shall fully defend any such claim, demand or suit at its sole expense, even if the same is groundless.

10.2 WCS agrees to indemnify and hold Commodore, their respective subsidiaries and affiliates, and Commodore representatives harmless from and against any and all indemnifiable claims associated with any injury to or illness or death of any WCS employee or any employee of WCS's subcontractors, subsidiaries or affiliates or loss or damage to WCS's property or its subcontractors property, which arises out of or is incident to services performed under this agreement, and regardless of the cause, including, without limitation, the negligence of the indemnitee, excluding however, injury, death or property damage caused by the indemnitee's gross or sole negligence or willful misconduct. WCS shall fully defend any such claim, demand or suit at its sole expense, even if the same is groundless.

ARTICLE 11.0      FORCE MAJEURE
------------      -------------

11.1 If either Party is rendered unable by force majeure to perform its obligations (other than obligations to make payments) under this Agreement as set out herein, it is agreed that upon such Party giving the other Party written notice, the Party giving notice shall not be liable to the other Party for failure or delay in such performance hereunder. Force majeure includes war (whether declared or undeclared), fire, flood, lightning, earthquake, storm or any other act of God; strikes, lockouts or other labor difficulties; civil disturbances, riots, sabotage, accident or explosion; any official order, directive or mandate by any governmental authority or instrumentality thereof that, in the reasonable judgment of the Party affected, makes it necessary to delay or curtail performance.

11.2 Performance under this Agreement shall be suspended during the period of any such force majeure event to the extent made necessary by such event. Any force majeure event shall so far as reasonably possible, be remedied with all reasonable dispatch; provided, however, that the settlement of strikes, lockouts, industrial disputes or disturbances shall be entirely within the discretion of the party affected. Performance under this Agreement shall resume to the extent made possible by the end or amelioration of the force majeure event.

11.3 Upon the occurrence of any event of force majeure, the Party affected shall give written notice to the other party as soon as reasonably possible and, to the extent reasonably possible, shall inform the other party of the anticipated duration of the event of force majeure, and the performance to be affected by the suspension or curtailment under this Agreement, as well as an estimate of the continued duration of such force majeure.

11.4 Notwithstanding anything to the contrary in this Agreement, either party may elect to terminate this Agreement without additional notice after the other party has been unable to perform due to force majeure for a consecutive period of one-hundred eighty(180) days.

ARTICLE 12.0      TERM, TERMINATION AND ENTIRE AGREEMENT
------------      --------------------------------------

12.1 The term of this Agreement shall begin on the date hereof, and unless terminated earlier pursuant to the terms of this Agreement, shall expire on the fifth anniversary following the date treatment services are initiated by Commodore, provided that the terms of this Agreement may be extended for five (5) additional consecutive two (2) year renewal terms unless terminated earlier pursuant to the terms of this Agreement by either party.

12.2     Termination of Agreement

         This Agreement may be immediately terminated upon any material breach of this Agreement by a Party, so long as such breach has not been cured within one-hundred eighty (180) days of written notice of such breach to the breaching Party.

         Either party may immediately terminate this Agreement or WCS may invoke its rights as set forth in Section 2.3.1.1.2 (Purchase) either during or after the initial term upon written notice to the other party if the other party: (i) has been adjudicated bankrupt; or, (ii) has filed a voluntary petition of bankruptcy; or, (iii) has made an assignment for the benefit of creditors; or (iv) has had a receiver appointed for such a party. Notice of any of the preceding events shall be communicated in written form within ten (10) days of such notice to the other Party.

12.3     Entire Agreement

         This Agreement and all amendments duly approved and attached hereto incorporate all prior understandings relating to its subject matter, contain the entire agreement of the Parties with respect to their subject matter; and shall not be modified except by written instrument executed by each Party.

ARTICLE 13.0      MISCELLANEOUS
------------      -------------

13.1     Survival of Covenants

         The covenants set forth in Sections 8 and 10 of this Agreement are of a continuing nature and shall survive the expiration, termination or cancellation of this Agreement regardless of reason.

13.2     Notice

         Any notice provided or permitted to be given under this Agreement must be in writing, and may be served by fax, courier, or deposited in the mail, addressed to the party to be notified, postage prepaid, as set forth below. Notice given by mail shall be deemed delivered and effective seven (7) days after being deposited in the mail. Notice by fax or courier shall be deemed delivered and effective as of the time of actual delivery. For purposes of notice the addresses of the parties shall be as follows:

         If to WCS:

         Waste Control Specialists, LLC
         9998 Highway 176 West
         Andrews, TX 88231
         Attention: Scott Nicholson
         Fax No: 505-394-3976


         If to Commodore:

         Commodore Solution Technologies, Inc.
         2340 Menaul Blvd NE, Suite 400
         Albuquerque, NM 87107
         Attention: Peter Harrod, PE
         Fax No: 505-872-6827


Either Party may change its address for notice by providing the other party with notice of such change.

13.3     Waiver

         The failure of a Party to insist upon strict performance of any provision of this Agreement shall not constitute a waiver of, or estoppel against asserting, the right to require performance in the future. A waiver or estoppel in any one instance shall not constitute a waiver or estoppel with respect to a later breach.

13.4     Severability

         If any of the terms and conditions of this Agreement are held by any court of competent jurisdiction to contravene, or to be invalid under, the laws of any political body having jurisdiction over this subject matter, that contravention or invalidity shall not invalidate the entire Agreement. Instead, this Agreement shall be construed as reformed to the extent necessary to render valid the particular provision or provisions held to be invalid, consistent with the original intent of that provision. The rights and obligations of the parties shall be construed and enforced accordingly, and this Agreement shall remain in full force and effect as reformed.

13.5     Governing Law; Interpretation; Dispute Resolution

         The validity, construction and performance of this agreement shall be governed by and construed in accordance with the laws of the state of Texas. The Parties agree that the exclusive jurisdiction and venue for the resolution of any dispute arising out of this Agreement will be the courts in the State of Delaware.

13.6     Counterpart Execution

         This Agreement may be executed in any number of counterparts with the same effect as if all the Parties had signed the same document. All counterparts shall be construed together and shall constitute one and the same instrument when executed by each Party.

13.7     Assignment; Successors; and Assigns.

         Commodore may assign its rights and obligations under this Agreement to its parent company without the consent of WCS and WCS may assign its rights and obligations under this Agreement to its parent companies without the consent of Commodore. No party shall assign any of its rights or obligations in and under this Agreement to other parties without first obtaining the prior written consent of the other party. Except as otherwise provided, this Agreement shall apply to, and shall be binding upon the parties hereto, their respective successors and permitted assigns, and all persons claiming by, through, or under any of these persons.

13.8     No Partnership or Joint Venture.

         Nothing contained in this Agreement shall be construed as creating a partnership, joint venture or other entity or combination among the parties and each party shall remain solely responsible for the actions of its own employees and representatives.

EXECUTED and EFFECTIVE as of February 12th, 2001.


Commodore Solution Technologies, Inc          Waste Control Specialists, LLC


By: /s/ Peter Harrod                           By:  /s/ Scott Nicholson
    ----------------                                -------------------

Print Name:  Pete Harrod                       Print Name:  Scott Nicholson

Title:       President                         Title:        VP - Operations &
                                                             General Manager

                                    EXHIBIT A

                                  SCOPE OF WORK
                                  -------------

1.0      GENERAL
---      -------

Commodore shall provide waste treatment services for WCS as authorized by a written Work Release in accordance with the terms and conditions of this Agreement. Actual work tasks are to be limited to those activities requested for treatment by WCS and agreed upon by CAS (or vice versa) by means of the Work Release. Upon receipt of a request for services, Commodore shall prepare a Work Release describing the scope of services to be provided and anticipate, a timely schedule for execution by the parties and Agreement that the waste material meets the SET D/2 or S-10 treatment specifications. Upon acceptance by WCS, WCS shall issue a Work Release authorization to proceed.

1. Commodore will provide all supervision, SET(TM)equipment, materials, tools, and subcontracted items necessary for the performance and completion of the Work.

2. Commodore will treat waste at WCS' Facility Site and will advise and assist WCS in arranging for the shipping, transportation, treatment, and/or return shipping to clients or other recipients of any new materials requiring removal and treatment from a client's site by:

         (1) installing a D/2 by January 20, 2000 and a S-10 SET unit, within 30 days of the S-10 SET unit is authorized at the WCS Facility and maintaining permit(s) in the name of Commodore and/or WCS (as appropriate) for treating waste of the same classification as the materials needing treatment by clients;

         (2) assisting WCS in identifying other clients whose waste streams may be viable opportunities to treat at the WCS Facility;


         (3) advising and assisting WCS in the evaluation and selection of transporters when requested by WCS;

         (4) preparing documents and reports as required by Public Authorities for the confirmation of treatment of materials at the WCS Facility utilizing WCS' EPA identification number for approval and execution by WCS.

3. Commodore shall be responsible for the payment of all taxes plus taxes covering the services to be performed, including the payment of all applicable taxes covering its employees. Commodore shall not be responsible for the collection or payment of any State sales, use, gross receipts or similar tax. If Commodore is required to pay such State taxes, it will bill WCS accordingly and WCS shall promptly reimburse Commodore for the amount of such tax upon receipt of invoice therefor.

4. Commodore shall erect and properly maintain, as required by applicable federal, state, and local safety laws, rules and regulations, necessary safeguards for the protection of its employees. It is understood and agreed that Commodore will eliminate or abate any safety hazard which has been caused by Commodore's negligence, willful misconduct or bad faith, however, Commodore shall have no responsibility for the elimination or abatement of safety hazards created or otherwise resulting from Work at the WCS Facility carried on by other persons or firms directly employed by WCS as separate contractors or by WCS employees and agents.

5. Commodore shall ensure all its employees working at WCS shall meet appropriate health, safety, and environmental requirements required by Public Authorities and WCS policies and procedures, licenses, authorizations, and permits.

6. Unless otherwise instructed, Commodore shall treat all Conforming Materials to meet Universal Treatment Standards (for VOA's & SVOA's).

7. WCS shall furnish, at no cost to Commodore, when applicable, reasonable information on the materials to be treated describing: physical characteristics, reports, investigations, legal limitations, legal description, including written information which WCS may possess or the presence of any substances or conditions at the locations or sites where the material was received from which may pose a threat to human life, health or safety, and any other reports or documents that may be reasonably requested by Commodore.

8. WCS shall be responsible for removal and transportation of all sample material to and from the WCS Facility, including any residual material or secondary waste resulting from Commodore's treatment process that must be returned to generators or to the laboratory(ies) at which such analysis will be conducted or to another appropriate facility. Commodore will utilize their best efforts to minimize the quantity of any residual material or secondary waste resulting from Commodore's treatment process and support activities.

9. WCS will sign all generator manifests and obtain and maintain in force appropriate registrations, permits, licenses, and approvals which the owner/operator of the WCS Facility is reasonably required to obtain and maintain by law or Public Authorities.

2.0      PROCESS CAPABILITIES AND MATERIAL SPECIFICATIONS
---      ------------------------------------------------

2.1      General Process Capabilities

         Commodore's solvated electron technology (SET) is a patented process for the reductive destruction of many organic molecules and is extremely effective in the dehalogenation of halogenated organic compounds. In the process, contaminants are destroyed by a chemical reduction mechanism, whereby the functional organic compounds are converted to petroleum hydrocarbons and metal salts.

         In application, contaminated materials are placed into a treatment cell and mixed with a solvated electron solution. Chemical reactions then strip the halogen ions and reduce the organic compound. At the end of the reaction, ammonia within the treatment cell is removed and recycled.

         Commodore will place Conforming Materials received from WCS (using either a lift machine or other conveying mechanism) into the D/2 and/or S-10 treatment cell and mix the material with a solvated electron solution. Chemical reactions then strip the halogen ions and reduce the organic compound. At the end of the reaction, ammonia within the treatment cell is removed and recycled.

2.2      Conforming Material Specifications

         Commodore's SET D/2 and S-10 system(s) has been successful at remediating a wide variety of toxic chemicals. For the WCS treatment installation, the following criteria must be met for successful, single run treatment with the goal to remove the organic constituent(s) to below regulatory limits: The target compound to be treated must be able to be chemically reduced.

         (1) The total reducible organic contaminants to be treated are equal to or less than 20,000 ppm.

         (2) Total water content is less than or equal to 25%.

         (3) No size reduction of material is required. Material must be less than 6" in diameter when delivered to the system.

         (4) The waste stream and any of its constituent(s)/target compounds must not be shock-sensitive.

         (7) Such other criteria as Commodore, in its exercise of scientific and reasonable discretion, shall establish.

1.2      SET S-10 SYSTEM EQUIPMENT SPECIFICATIONS


                       S-10 System                                                 Treatment Cell
-------------------- ------------------------------------- -- ----------------- ---------------------------------------

Technology           Solvated Electron Technology             Size              49" diameter x 12'-0" long
-------------------- -------------------------------------    ----------------- ---------------------------------------
Process              Batch                                    Capacity          140 cubic feet
-------------------- -------------------------------------    ----------------- ---------------------------------------
Cycle Time           3-4 Hours                                Material          Stainless steel
-------------------- -------------------------------------    ----------------- ---------------------------------------
Throughput           5000 pounds per day (average)            Mixer             Horizontal shaft, paddle mixer,
                                                                                manual speed control (50-150 rpm)
-------------------- -------------------------------------    ----------------- ---------------------------------------
Feed Rate            2500 pounds/batch (average)              Ammonia Recovery  Decant system and vapor recovery
-------------------- -------------------------------------    ----------------- ---------------------------------------
Feed Material        Various, solid and/or liquid,            Inlet Flange      8 inches
                     homogeneous or heterogeneous             Diameter
-------------------- -------------------------------------    ----------------- ---------------------------------------
Feed Material Size   3 inches max in any dimension            Outlet Flange     8 inches
                                                               Diameter
-------------------- -------------------------------------    ----------------- ---------------------------------------
Major Components     Treatment cell, solvator, ammonia        Operating         70 degrees F
                     system                                   Temperature
-------------------- -------------------------------------    ----------------- ---------------------------------------
Unit Size            Five (5) skids; 8' x 40' each            Design            -40 to 400 degrees F
                                                              Temperature
-------------------- -------------------------------------    ----------------- ---------------------------------------
Power Requirements   480 volt AC, 3 phase, 600 amp            Operating         80-250 psig
                                                              Pressure
-------------------- -------------------------------------    ----------------- ---------------------------------------
Water Requirements   110 gallons/day                          Design Pressure   350 psig, ASME Section VIII, code
                                                                                rated
-------------------- -------------------------------------    ----------------- ---------------------------------------
                                                              Read Outs         Temperature, pressure, rpm, etc.
-------------------- -------------------------------------    ----------------- ---------------------------------------





Solvator System                                               Ammonia System
-------------------- --------------------------------------   -------------------- -------------------------------------

Solvator Tank Size   4'-0" diameter 6'-0" high                Storage Tank Size    30" diameter x 20'-0" long
-------------------- --------------------------------------   -------------------- -------------------------------------
Capacity             450 gallons                              Capacity             750 gallons
-------------------- --------------------------------------   -------------------- -------------------------------------
Material             Stainless steel, ASTM 240 Tp 304L        Material             Carbon steel
-------------------- --------------------------------------   -------------------- -------------------------------------
Mixer                Vertical shaft, magnetic drive,          Operating            50 degrees F
                     turbine mixer                            Temperature
-------------------- --------------------------------------   -------------------- -------------------------------------
Operating            50 degrees F                             Design Temperature   -40 to 400 degrees F
Temperature                                                   -------------------- -------------------------------------
-------------------- --------------------------------------   Operating Pressure   125 psig
Design Temperature   -40 to 400 degrees F                     -------------------- -------------------------------------
-------------------- --------------------------------------   Design Pressure      350 psig, ASME Section VIII, code
Operating Pressure   50 psig                                                       rated
-------------------- --------------------------------------   -------------------- -------------------------------------
Design Pressure      350 psig, ASME Section VIII, code        Other Items          Linear sight glass for level control
                     rated                                    -------------------- -------------------------------------
-------------------- --------------------------------------
Other Items          Magnetic level switches
-------------------- --------------------------------------
Sodium Supply Tank   3'-6" diameter x 5'-0" high
Size
-------------------- --------------------------------------
Capacity             400 gallons
-------------------- --------------------------------------
Material             Stainless steel
-------------------- --------------------------------------
Operating            260 degrees F
Temperature
-------------------- --------------------------------------
Design Temperature   -40 to 400 degrees F
-------------------- --------------------------------------
Operating Pressure   100 psig
-------------------- --------------------------------------
Design Pressure      350 psig, ASME Section VIII, code
                     rated
-------------------- --------------------------------------

                                    EXHIBIT B

                                PRICING SCHEDULE
                                ----------------

For the destruction of organic material (i.e., PCBs, dioxins, etc.) in various waste streams utilizing Commodore's SET process and D/2 and S-10 processing equipment, the pricing per pound processed is as indicated below.

The basis for this pricing has been estimated on material characteristics and contaminant concentrations as published as part of the Broad Spectrum procurement RFP of January 1998. In addition, the waste to be treated must meet the specifications as noted in the process description, specifically that total reducible organic contaminants for material to be treated are equal to, or less than 20,000 ppm, the total water content is less than 25%, and no size reduction of material is required. Additional process runs (i.e., additional cost) will be needed for greater material that exceed these limits, and costing will be determined on a case by case basis.


                  WCS Price to Customer (per pound)
                  ---------------------------------    ------------------------
                             $6.00 - $12.00              Greater than $12.00
   -------------- ---------------------------------     -----------------------
   Commodore        31.4% charged or                      $3.77  +
   price to WCS     $2.00 (min.) - $3.77  per pound       50% of the price
   ------------                                           greater than $12.00
   (per pound)
   -------------- --------------------------------- --------------------------